Exhibit 10.2

PLEDGE AND ESCROW AGREEMENT

THIS PLEDGE AND ESCROW AGREEMENT (this “Agreement”), dated as of December 3, 2015, by and among, Long Island Iced Tea Corp., a corporation duly organized and validly existing under the laws of the State of Delaware (“Parent” or the “Securing Party”); Brentwood LIIT Inc., a corporation duly organized and validly existing under the laws of the State of Delaware (the “Lender”); and Graubard Miller, as escrow agent (as defined below) (in such capacity, together with its successors in such capacity, the “Escrow Agent,” and together with Securing Party and the Secured Party (as defined below), the “Parties”).

A.           The Securing Party and the Lender are parties to a Credit and Security Agreement dated as of November 23, 2015 (the “Credit Agreement”) pursuant to which the Lender has agreed to lend to the Securing Party the sum of up to $5,000,000 that is evidenced by a secured convertible promissory note (the “Note”).

B.           To induce Lender (collectively, with any permitted assigns of the Note, the “Secured Party”) to enter into the Credit Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Securing Party, the Secured Party and the Escrow Agent have agreed as follows:

Section 1. Definitions. Terms used herein and not otherwise defined herein shall have the meanings set forth in the Credit Agreement. The following terms have the meanings ascribed to them below or in the Sections of this Agreement indicated below:

“Collateral” shall have the meaning ascribed thereto in Section 3 hereof.

“Event of Default” shall have the meaning ascribed thereto in the Note.

“Pledged Stock” shall have the meaning ascribed thereto in Section 3(a) hereof.

“Secured Obligations” shall mean the “Obligations” as defined in the Credit Agreement.

“Stock Collateral” shall mean, collectively, the Pledged Stock, together with all other certificates, shares, securities, instruments, moneys, or other property as may from time to time be pledged hereunder pursuant to Section 3(b) hereof and the proceeds of and to any such property and, to the extent related to any such property or such proceeds, all books, correspondence, credit files, records, invoices and other papers.

Section 2. Representations and Warranties. The Securing Party represents and warrants to the Secured Party and the Escrow Agent that:

2.01. It is the sole beneficial owner of the Collateral in which it granted a security interest pursuant to the Credit Agreement, no lien exists or will exist upon such Collateral at any time (and no right or option to acquire the same exists in favor of any other person or entity).

2.02. The Pledged Stock represented by the certificates identified in Annex 1 hereto is, and all other Pledged Stock in which the Securing Party shall hereafter grant a security interest pursuant to the Credit Agreement will be, duly authorized, validly existing, fully paid and non-assessable and none of such Pledged Stock is or will be subject to any contractual restriction, or any restriction under the charter or by-laws of the issuer thereof upon the transfer of such Pledged Stock.

2.03. The Pledged Stock identified in Annex 1 hereto, and the certificates, if any, representing such capital stock or membership interests, constitute and will continue to constitute all of the issued and outstanding shares of capital stock or membership interests of any class of the issuer of such capital stock or membership interests (all of which are registered in the name of the Securing Party) and Annex 1 correctly identifies, as at the date hereof, the issuer, the class and, if applicable, the par value of the shares or membership interests comprising such Pledged Stock and the number of shares or amount of membership interests represented by each such certificate. Upon the delivery to the Escrow Agent of the Collateral and stock powers executed in blank by the Securing Party and the execution and delivery by the Parties of this Agreement, the Secured Party will have a first priority perfected security interest in the Collateral.

Section 3. Pledge and Transfer of Pledged Shares.

3.01. Pledge. The Securing Party, as collateral security for the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of the Secured Obligations, has granted to Lender, pursuant to the Credit Agreement, a security interest in all shares of capital stock, membership interests, limited partnership interests and other equity securities of each of its Subsidiaries, whether now owned or hereafter acquired (including, without limitation, Parent’s membership interest, now owned or hereafter acquired, in the Borrower) (the “Pledged Stock”), and all proceeds of the foregoing (collectively, the “Collateral”). Simultaneously with the execution of this Agreement, the Securing Party shall deliver to the Escrow Agent certificates identified in Annex 1 hereto, accompanied by undated stock powers duly executed in blank, and such stock certificates and Transfer Documents shall be held in escrow by the Escrow Agent in accordance with this Agreement.

3.02. Special Provisions Relating to the Collateral.

(a) So long as no Event of Default shall have occurred and be continuing, the Securing Party shall have the right to receive dividends and distributions in accordance with Section 3.02(b), the right to exercise all voting and consensual and all other rights and powers of ownership pertaining to the Stock Collateral for all purposes not inconsistent with the terms of this Agreement, the Credit Agreement, the Note or any other instrument or agreement referred to herein or therein; and the Escrow Agent shall execute and deliver to the Securing Party or cause to be executed and delivered to the Securing Party, as necessary, all such proxies, powers of attorney, dividend and other orders, and all such instruments, without recourse, as the Securing Party may reasonably request for the purpose of enabling the Securing Party to exercise the rights and powers that it is entitled to exercise pursuant to this Section 3.02(a).

(b) Unless and until an Event of Default has occurred and is continuing, the Securing Party shall be entitled to receive, retain and use without limitation all cash dividends on the Stock Collateral.

3.03. Delivery and Other Perfection. The Securing Party shall:

(a) if any of the shares, securities, moneys or properties required to be pledged by the Securing Party under Section 3 hereof are received by the Securing Party (other than any of such items the Securing Party is entitled to retain and use pursuant to Section 3.02(b) hereof), the Securing Party shall deliver to the Escrow Agent such shares, securities, moneys and properties so received by the Securing Party (together with the certificates for any such shares and securities duly endorsed in blank or accompanied by undated stock powers duly executed in blank), all of which thereafter shall be held by the Escrow Agent, pursuant to the terms of this Agreement, as part of the Collateral;

(b) keep full and accurate books and records relating to the Collateral, and stamp or otherwise mark such books and records in such manner as the Escrow Agent may reasonably require in order to reflect the security interests granted by the Credit Agreement; and

(c) permit representatives of the Escrow Agent, upon reasonable notice, at any time during normal business hours to inspect and make abstracts from its books and records pertaining to the Collateral and forward copies of any notices or communications received by the Securing Party with respect to the Collateral, all in such manner as the Escrow Agent may reasonably require.

Section 4. Release of Pledged Shares from Pledge. When all Secured Obligations shall have been paid in full, the Securing Party shall give notice thereof to the Escrow Agent, with copies to the Secured Party. This Agreement shall terminate, and the Escrow Agent shall forthwith cause to be delivered, against receipt but without any recourse, warranty or representation whatsoever, any remaining Collateral and money received in respect thereof, together with any stock powers, to the Securing Party, five business days after such notice has been given; provided, however, that if the Secured Party, within such five-business-day period, gives notice to the Escrow Agent (with copies to the Securing Party) that it disputes that the Secured Obligations have been paid in full, the Escrow Agent shall continue to retain the Collateral and money until it receives a notice signed by the Secured Party and the Securing Party that such dispute has been resolved and providing for the release of the Collateral and money to the Securing Party. The Secured Party shall also execute and deliver to the Securing Party upon such termination such other documentation as shall be reasonably requested by the Securing Party to effect the termination and release of the liens on the Collateral.

Section 5. Remedies. Upon and at any time after the occurrence of an Event of Default, the Secured Party shall have the right to provide written notice of such Event of Default (the “Default Notice”) to the Escrow Agent, with a copy to the Securing Party. If, within five business days after the giving of such notice by the Secured Party, Securing Party does not give notice to Escrow Agent (with a copy to the Secured Party) that it objects to the Default Notice, this Agreement shall terminate, and the Escrow Agent shall deliver to Secured Party the Collateral held by the Escrow Agent hereunder, together with any stock powers and any money received in respect thereof; provided, however, that if the Securing Party, within such five-business-day period, gives notice to the Escrow Agent (with a copy to the Secured Party) that it objects to the Default Notice, the Escrow Agent shall continue to retain the Collateral and money until it receives a notice signed by the Secured Party and the Securing Party that such dispute has been resolved and providing for the release of the Collateral, together with any stock powers and any money received in respect thereof, to the Secured Party. Upon receipt of the Collateral, together with the stock powers and any money received in respect thereof, the Secured Party shall have the rights and remedies available to it under the Credit Agreement and the Note.

Section 6. Concerning the Escrow Agent.

6.01. The Escrow Agent undertakes to perform only such duties as are expressly set forth herein and no implied duties or obligations shall be read into this Agreement against the Escrow Agent. The Escrow Agent shall not be bound by any modification, amendment, termination, cancellation, rescission or supersession of this Agreement unless the same shall be in writing and signed jointly by the Securing Party and Secured Party and agreed to by the Escrow Agent.

6.02. The Escrow Agent may act in reliance upon any writing or instrument or signature which it, in good faith, believes to be genuine, may assume the validity and accuracy of any statement or assertion contained in such a writing or instrument, and may assume that any person purporting to give any writing, notice, advice or instructions in connection with the provisions hereof has been duly authorized to do so. The Escrow Agent shall not be liable in any manner for the sufficiency or correctness as to form, manner, and execution, or validity of any instrument deposited in this escrow, nor as to the identity, authority, or right of any person executing the same; and its duties hereunder shall be limited to the safekeeping of such certificates, monies, instruments, or other document received by it as such escrow holder, and for the disposition of the same in accordance with the written instruments accepted by it.

6.03. Escrow Agent’s duties are as a depositary only, and Escrow Agent shall not be liable for any action taken or omitted by it in good faith and believed by it to be authorized hereby, nor for action taken or omitted by it in accordance with advice of counsel, and shall not be liable for any mistake of fact or error of judgment or for any acts or omissions of any kind unless caused by wilful misconduct or gross negligence. The Secured Party and the Securing Party hereby agree, to defend and indemnify the Escrow Agent and hold it harmless from any and all claims, liabilities, losses, actions, suits, or proceedings at law or in equity, or any other expenses, fees, or charges of any character or nature which it may incur or with which it may be threatened by reason of its acting as Escrow Agent under this Agreement, and in connection therewith, to indemnify the Escrow Agent against any and all expenses, including attorneys’ fees and costs of defending any action, suit, or proceeding or resisting any claim (and any costs incurred by the Escrow Agent pursuant to Sections 6.05 or 6.06 hereof), except in either case for Escrow Agent’s own wilful misconduct or gross negligence.

6.04. In the event of any disagreement hereunder resulting in adverse claims and demands being made in connection with the Collateral held by the Escrow Agent, the Escrow Agent shall be entitled, at its option, to refuse to comply with any claims or demands on it as long as such disagreement shall continue, and in so refusing, the Escrow Agent need make no delivery or other disposition of the Collateral, and in so doing shall not be or become liable in any way or to any person for its failure or refusal to comply with such conflicting or adverse demands; and the Escrow Agent shall be entitled to continue to so refrain from acting and to so refuse to act until: (i) it shall have received instructions with respect to the disposition of the Collateral signed by the Secured Party and Securing Party; or (ii) it shall have received appropriate evidence of the resolution of such disagreement; or (iii) it shall have delivered the Collateral into a court having jurisdiction of such claim.

6.05. If any of the parties shall be in disagreement about the interpretation of this Agreement, or about the rights and obligations, or the propriety of any action contemplated by the Escrow Agent hereunder, the Escrow Agent may, at its sole discretion deposit the Collateral, together with any stock powers, with the Clerk of the United States District Court of the Southern District of New York, sitting in New York, New York, and, upon notifying all parties concerned of such action, all liability on the part of the Escrow Agent shall fully cease and terminate. The Escrow Agent shall be indemnified by the Securing Party and Secured Party for all costs, including reasonable attorneys’ fees in connection with the aforesaid proceeding, and shall be fully protected in suspending all or a part of its activities under this Agreement until a final decision or other settlement in the proceeding is received.

6.06. The Escrow Agent may consult with counsel of its own choice (and the reasonable costs of such counsel shall be paid by the Securing Party and Secured Party) and shall have full and complete authorization and protection for any action taken or suffered by it hereunder in good faith and in accordance with the opinion of such counsel. The Escrow Agent shall not be liable for any mistakes of fact or error of judgment, or for any actions or omissions of any kind, unless caused by its willful misconduct or gross negligence.

6.07. The Escrow Agent may resign upon ten (10) days’ written notice to the parties in this Agreement. If a successor Escrow Agent is not appointed within this ten (10) day period, the Escrow Agent may petition a court of competent jurisdiction to name a successor.

6.08. The Secured Party hereby acknowledges that the Escrow Agent is counsel to the Securing Party. The Secured Party agrees that in the event of any dispute arising in connection with this Agreement or otherwise in connection with any transaction or agreement contemplated and referred herein, the Escrow Agent shall be permitted to continue to represent the Securing Party and the Secured Party will not seek to disqualify such counsel and waives any objection Secured Party might have with respect to the Escrow Agent acting as the Escrow Agent pursuant to this Agreement. This Agreement shall not create any fiduciary duty on Escrow Agent's part to the Secured Party or Securing Party.

6.09. This Section 6 shall survive any termination of this Agreement.

Section 7. Miscellaneous.

7.01. No Waiver. No failure on the part of the Escrow Agent or the Secured Party to exercise, and no course of dealing with respect to, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise by the Escrow Agent or the Secured Party of any right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies herein are cumulative and are not exclusive of any remedies provided by law.

7.02. Notices. All notices, requests, consents and demands hereunder shall be in writing and telecopied, emailed or delivered by overnight delivery by a nationally recognized express carrier to the intended recipient at its address specified in Annex 2 and shall be deemed to be delivered on the date telecopied or emailed or on the first business day following delivery to such express carrier.

7.03. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the Securing Party, the Escrow Agent, the Secured Party and each holder of any of the Secured Obligations.

7.04. Captions. The captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

7.05. Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart. Delivery by telecopier of an executed counterpart of this Agreement shall be effective as delivery of an original executed counterpart thereof.

7.06. Governing Law. This Agreement shall be governed by, and construed in accordance with, the law of the State of New York, without giving effect to principles of conflicts of law.

7.07. Agents and Attorneys-in-Fact. The Escrow Agent may employ agents and attorneys-in-fact in connection herewith and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it in good faith.

7.08. Severability. If any provision hereof is invalid and unenforceable in any jurisdiction, then, to the fullest extent permitted by law, (a) the other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in favor of the Escrow Agent and the Secured Party in order to carry out the intentions of the parties hereto as nearly as may be possible and (b) the invalidity or unenforceability of any provision hereof in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction.

7.09. Consent to Jurisdiction and Service of Process. The Secured Party hereby irrevocably appoints the President of Brentwood LIIT Inc., at its office at Level 2 Suite 9, 20 Augustus Terrace, Parnell, Auckland, New Zealand, and the Securing Party hereby irrevocably appoint the Chief Executive Officer of Long Island Iced Tea Corp., at its offices at 116 Charlotte Avenue, Hicksville, NY 11801, its lawful agent and attorney to accept and acknowledge service of any and all process against it in any action, suit or proceeding arising out of or relating to this Agreement or any of the transactions contemplated hereby and upon whom such process may be served, with the same effect as if such Party were a resident of the State of New York and had been lawfully served with such process in such jurisdiction, and waives all claims of error by reason of such service, provided that in the case of any service upon such agent and attorney, the Party effecting such service shall also deliver a copy thereof to the other Parties at the address and in the manner specified in Section 6.02. The Secured Party and the Securing Party will enter into such agreements with such agents as may be necessary to constitute and continue the appointment of such agents hereunder. In the event that such agent and attorney resigns or otherwise becomes incapable of acting as such, such Party will appoint a successor agent and attorney in the City of New York, reasonably satisfactory to the other Parties, with like powers. Each Party hereby irrevocably submits to the exclusive jurisdiction of the United States District Court for the Southern District of New York or any court of the State of New York located in the Borough of Manhattan in the City of New York in any such action, suit or proceeding arising out of or relating to this Agreement or any of the transactions contemplated hereby, and agrees that any such action, suit or proceeding shall be brought only in such court, provided, however, that such consent to jurisdiction is solely for the purpose referred to in this Section 7.09 and shall not be deemed to be a general submission to the jurisdiction of said courts or in the State of New York other than for such purpose. Each Party hereby irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such action, suit or proceeding brought in such a court and any claim that any such action, suit or proceeding brought in such a court has been brought in an inconvenient forum. EACH PARTY HEREBY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF THIS AGREEMENT. As used in this Section 7.09, the term “Party” includes the Escrow Agent, upon whom service of process may be made by registered mail addressed to it at the address specified in Section 7.02.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Pledge and Security Agreement to be duly executed and delivered as of the day and year first above written.

LONG ISLAND ICED TEA CORP.

By:	/s/ Philip Thomas
Name: Philip Thomas
Title: CEO

BRENTWOOD LIIT INC.

By:	/s/ Kerry Finnigan
Name: Kerry Finnigan
Title: Director

GRAUBARD MILLER

By:	/s/ Eric Schwartz
Name: Eric Schwartz
Title: Partner

ANNEX 1

PLEDGED STOCK

Issuer*	Class	Certificate Nos.	Number of Shares
Long Island Brand Beverages LLC	Membership Interest	LIBBN001	100%

Cullen Agricultural Holding Corp.	Common Stock	CAHCN001	100 shares

*	The Securing Party hereby represent and warrant that the Subsidiaries of Cullen Agricultural Holding Corp. do not, and will not during the term of the Credit Agreement, conduct any business operations and do not, and will not during the term of the Credit Agreement, hold any material assets or other property. The Secured Party hereby waives the obligation of Securing Party to deposit certificates representing equity interests of such Subsidiaries with the Collateral Agent. If any such Subsidiary commences business operations or holding any material assets or other property, the Securing Party will promptly, and in any event with ten (10) business days, notify the Secured Party and deposit certificates representing all of the equity interests of such Subsidiary with the Collateral Agent.

ANNEX 2

NOTICE ADDRESSES

For the Securing Party and the Secured Party, as set forth in the Credit Agreement.

For the Escrow Agent:

Graubard Miller
The Chrysler Builder
405 Lexington Avenue, 11th Floor
New York, New York 10174
Attention: Jeffrey M. Gallant, Esq.
Telephone: (212) 818-8800
Facsimile: (212) 818-8881
E-mail: jgallant@graubard.com